CERTIFICATE OF INCORPORATION

                                       OF

                     INTERNATIONAL PURCHASING SERVICES, INC.




















FILER:

Lester Lazarus

240 Madison Avenue

New York, NY 10016

                          CERTIFICATE OF INCORPORATION

                                       OF

                     INTERNATIONAL PURCHASING SERVICES, INC.

                Under Section 402 of the Business Corporation Law

         The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

         FIRST:         The name of the corporation is:

                         INTERNATIONAL PURCHASING SERVICES, INC.

         SECOND:         The purpose for which it is formed is as follows:

         To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board agency or other body, without such approval or consent first being obtained.

         For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

         THIRD:         The office of the corporation in the State of New York
 is to be located in the County of Suffolk.


         FOURTH:        The  aggregate  number of  shares which  the corporation
shall have the authority to issue is 200, no par value.


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         FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o Lester Lazarus, 240 Madison Avenue, New York, NY 10016.


         SIXTH: A director of the corporation shall not be liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated
Section 719 of the Business Corporation Law; or liability for any act or omission prior to the adoption of this provision.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury.

Dated:       March 5, 1993




/s/ Scott J. Schuster
---------------------------------
Scott J. Schuster, Incorporator
283 Washington Avenue
Albany, New York  12206


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

US DEPARTMENT OF STATE                                                             162 WASHINGTON AVENUE
DIVISION OF CORPORATIONS AND STATE RECORDS                                              ALBANY, NY 12231

                                 FILING RECEIPT

===============================================================================================================
CORPORATION NAME: INTERNATIONAL PURCHASING SERVICES, INC.

DOCUMENT TYPE:    INCORPORATION (DOM. BUSINESS)                                         COUNTY: SUFF

SERVICE COMPANY:  SERVICO
===============================================================================================================

FILED: 03/05/1993   DURATION: PERPETUAL   CASH #: 930305000473    FILM#:  930305000473

ADDRESS FOR PROCESS
---------------------------------------------------------------------------------------------------------------
??? CORPORATION C/O LESTER LAZARUS
240      MADISON AVENUE
241      NEW YORK, NY 10016

REGISTERED AGENT
---------------------------------------------------------------------------------------------------------------



STOCK:   200 NPV                                     [SEAL - STATE OF NEW YORK - DEPARTMENT OF STATE]




===============================================================================================================
FILER                               FEES                      160.00            PAYMENTS         160.00
--                                  -----                                       --------
LESTER LAZARUS                      FILING:                   125.00            CASH:              0.00
240 MADISON AVENUE                  TAX:                       10.00            CHECK:             0.00
                                    CERT:                       0.00            BILLED           160.00
NEW YORK, NY 10016                  COPIES:                     0.00
                                    HANDLING:                  25.00
                                                                                REFUND:            0.00
                                                                                -------